EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

(as the date of filing)

Biomet, Inc. (the Registrant; Indiana corporation)

Domestic subsidiaries:

American OsteoMedix Corp. (California corporation)

Arthrotek, Inc. (Indiana corporation)

Biolectron, Inc. (Delaware corporation)

Biomet Biologics, Inc. (Indiana corporation)

Biomet Europe Ltd. (Delaware corporation)

Biomet Fair Lawn, L.P. (Indiana limited partnership)

Biomet Holdings Ltd. (Delaware corporation)

Biomet International Ltd. (Delaware corporation)

Biomet Investment Corp. (Delaware corporation)

Biomet Leasing, Inc. (Indiana corporation)

Biomet Manufacturing Corp. (Indiana corporation)

Biomet Orthopedics, Inc. (Indiana corporation)

Biomet Travel, Inc. (Indiana corporation)

Blue Moon Diagnostics, Inc. (Indiana corporation)

Cross Medical Products, Inc. (Delaware corporation)

EBI, L.P. (Indiana limited partnership)

EBI Holdings, Inc. (Delaware corporation)

EBI Medical Systems, Inc. (Delaware corporation)

EBI Patient Care, Inc. (Puerto Rican corporation)

Electro-Biology, Inc. (Delaware corporation)

Implant Innovations Holding Corporation (Indiana corporation)

Implant Innovations, Inc. (Florida corporation)

Interpore Cross International, Inc. (California corporation)

Interpore Orthopaedics Inc. (Delaware corporation)

Interpore Spine Ltd. (Delaware corporation)

Kirschner Medical Corporation (Delaware corporation)

Meridew Medical, Inc. (Indiana corporation)

Poly-Medics, Inc. (Indiana corporation)

Thoramet, Inc. (Indiana corporation)

Vascu-Med, Inc. (Indiana corporation)

Walter Lorenz Surgical, Inc. (Florida corporation)

Foreign subsidiaries:

Arthrovision Sport GmbH (German corporation)

Biomet C Z S.r.o. (Czech corporation)

Biomet Acquisitions Limited (U.K. corporation)

Biomet Argentina S.A. (Argentine corporation)

Biomet Australia Pty. Ltd. (Australian corporation)

Biomet Austria GmbH (Austrian corporation)

Biomet Belgium BVBA (Belgian corporation)

Biomet Bridgend B.V. (Dutch corporation)

Biomet Canada, Inc. (Canadian corporation)

Biomet Cementing Technologies AB (Swedish corporation)

Biomet Chile, S.A. de C.V. (Chilean corporation)

Biomet Danmark ApS (Danish corporation)

Biomet Deutschland GmbH (German corporation)

Biomet Europe B.V. (Dutch corporation)

Biomet Europe Spine B.V. (Dutch corporation)

Biomet European Distribution Center B.V. (Dutch corporation)

Biomet Finland Oy (Finnish corporation)

Biomet France S.á r.l. (French corporation)

Biomet Hellas Commercial and Industrial Company of Medical and Pharmaceutical Products S.A. (Greek corporation)

Biomet Holdings B.V. (Dutch corporation)

Biomet Insurance Ltd. (Bermuda Captive insurance company)

Biomet Italia s.r.l. (Italian company)

Biomet Japan, Inc. (Japanese corporation)

Biomet Korea Co. Ltd. (Korean corporation)

Biomet Luxembourg S.á r.l. (Luxembourg company)

Biomet Magyarorszag Kft. (a/k/a Biomet Hungary Kft.) (Hungarian company)

Biomet Manufacturing Polska Sp. z o.o. (Polish Corporation)

Biomet Medikal Ürünler Daðýtým Pazarlama     Ýthalat Ýhracat ve Dýs Ticaret Ltd. Sti (Turkish company)

Biomet Norge A.S. (Norwegian corporation)

Biomet Onroerend Goed BV (Dutch corporation)

Biomet Polska Sp. z o.o. (Polish corporation)

Biomet Portugal, Unipessoal Lda. (Portuguese corporation)

Biomet Mexico S.A. de C.V. (Mexican corporation)

Biomet Orthopaedic Ltd. (New Zealand corporation)

Biomet Orthopaedics Switzerland GmbH (Swiss corporation)

Biomet Orthopaedics Puerto Rico, Inc. (Puerto Rican corporation)

Biomet Spain Orthopaedics S.L. (Spanish corporation)

Biomet Swindon B.V. (Dutch corporation)

Biomet Taiwan Ltd. (Taiwan corporation)

Biomet UK Ltd. (U.K. corporation)

Biomet UK Real Estate Holdings B.V. (Dutch corporation)

EBI Medical Systems Ltd. (U.K. corporation)

Implant Innovations GmbH (Swiss corporation)

Implant Innovations Australia Pty. Ltd. (Australian corporation)

Implant Innovations Benelux Holding N.V. (Belgium complany)

Implant Innovations Belgium N.V. (Belgium company)

Implant Innovations do Brasil Ltda. (Brazilian corporation)

Implant Innovations Canada, Inc. (Canadian corporation)

Implant Innovations Deutschland, GmbH (German corporation)

Implant Innovations France S.A. (French corporation)

Implant Innovations Iberica, SL (Spanish corporation)

Implant Innovations de Mexico S.A. de C.V. (Mexican corporation)

Implant Innovations Netherlands B.V. (Dutch corporation)

Implant Innovations Nordic AB (Swedish corporation)

Implant Innovations Portugal Lda. (Portugese corporation)

Implant Innovations U.K., Ltd. (U.K. corporation)

Ortopédica Biomet Costa Rica S.A. (Costa Rican corporation)

Ortra Holdings, S.A. (Swiss corporation)

Rewi Holding BV (Dutch corporation)

Scandimed Holding AB (Swedish corporation)

Zhejiang Biomet Medical Products Co., Ltd. (Chinese corporation)

Each subsidiary is wholly-owned by its immediate parent, except for the following: Biomet Chile, S.A. de C.V. of which Biomet International Ltd. owns 71% of the outstanding shares.